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                                                                      EXHIBIT 16

                       [KPMG PEAT MARWICK LLP LETTERHEAD]


U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


Ladies and Gentlemen:

        We were previously principal accountants for Graphix Zone, Inc. and, under the date of October 8, 1997, we reported on the consolidated financial statements of Graphix Zone, Inc. and subsidiaries as of and for the years ended June 30, 1997 and 1996. On October 15, 1997, our appointment as principal accountants was terminated. We have read Graphix Zone, Inc.'s statements included under Item 4 of its Form 8-K dated October 22, 1997 and we agree with such statements, except that we are not in a position to agree or disagree with Graphix Zone, Inc.'s statement that the decision to change accountants was made by the Company's Chief Executive Officer and ratified by the Board of Directors of the Company.

                                                 /s/ KPMG PEAT MARWICK LLP


October 22, 1997